Exhibit 10.42

AMENDED AND RESTATED LIMITED GUARANTY

TO:	GMAC COMMERCIAL FINANCE LLC

Reference is made to the Revolving Credit and Security Agreement, dated as of January 1, 1993, by and among ACCLAIM ENTERTAINMENT, INC. (“AEI”), ACCLAIM DISTRIBUTION INC. (“ADI”), LJN TOYS, LTD. (“LJN”), ACCLAIM ENTERTAINMENT CANADA, LTD. (“Canada”) and ARENA ENTERTAINMENT INC. (“Arena”; together with AEI, ADI, LJN and Canada, individually, a “Borrower” and collectively, the “Borrowers”) and GMAC Commercial Finance LLC, successor by merger with GMAC Commercial Credit LLC, formerly known as BNY Factoring LLC, as successor by merger to BNY Financial Corporation (together with its successors and assigns, the “Lender”), as amended and restated on February 28, 1995 (as heretofore amended, and as the same now exists or may hereafter be amended, restated, renewed, replaced, substituted, supplemented, extended, or otherwise modified, the “Credit Agreement”), and to the Limited Guaranty dated February 13, 2003 executed by the undersigned in favor of Lender (the “February Guaranty”), which is amended and restated hereby. The undersigned hereby guarantees to Lender, its successors and assigns, the prompt payment at maturity, or whenever they may become due in accordance with any of their terms, of all now existing and hereafter arising liabilities, indebtedness and obligations of the Borrowers to the Lender (including “Obligations,” as defined in the Credit Agreement), arising or acquired in connection with the Credit Agreement, or any transactions arising thereunder or related thereto, by the Lender, whether direct or indirect, absolute or contingent and whether arising after the commencement of any case with respect to the undersigned or any Borrower under the United States Bankruptcy Code or any similar statute (including, without limitation, the payment of interest and other amounts which would accrue and become due but for the commencement of such case) (collectively, the “Obligations”) and whether the same may now be or hereafter become due from any Borrower or the executors, administrators, successors or assigns of any Borrower, including the cost of protest and all legal expenses of or for collection, or for realization upon the collateral (“Collateral”) or other guaranty. If this guaranty and/or any Obligation is placed with an attorney for collection, the undersigned further agrees to pay an attorney’s fee of fifteen percent of any principal and interest due and demanded, which is hereby agreed to be just and reasonable and which shall be recoverable with the amount due under this guaranty. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Demand of payment, presentment, protest and notice of dishonor or nonpayment are hereby expressly waived, and if any of the Obligations are payable on demand, the Lender may, in its sole and absolute discretion, determine the reasonableness of the period, if any, to elapse prior to the making of demand.

The undersigned hereby consents and agrees that, without notice to or further assent from the undersigned, the time of payment of all or any of the Obligations, or any other provisions of the Obligations, may be extended, changed or modified, the parties thereto discharged, any or all Collateral released without obtaining other Collateral in substitution therefor, and any composition or settlement consummated and accepted, and that the undersigned will remain bound upon this guaranty notwithstanding one or more such extensions, changes, modifications, discharges, releases, compositions or settlements. The undersigned further consents and agrees that this guaranty shall not be impaired or otherwise affected by any failure to call for, take, hold, protect or perfect, continue the perfection of or enforce any security interest in or other lien upon, any Collateral or by any failure to exercise, delay in the exercise, exercise or waiver of, or forbearance or other indulgence with respect to, any right or remedy available to the Lender. Any statement of account which is binding on the Borrowers under the Credit Agreement shall be binding on the undersigned for all purposes under this guaranty.

The undersigned assigns, pledges and grants a security interest to the Lender in any money or property belonging to the undersigned at any time in the possession of the Lender or in the possession of any parent, affiliate or subsidiary of the Lender (hereinafter called a “Related Lender”), including any deposit balances and all property held by the Lender or a Related Lender for any purpose including safekeeping, custody, transmission, collection, or pledge, and all proceeds of the foregoing, as security for the performance by the undersigned of the obligations under this guaranty, whether due or not, with full power and authority to apply any such money, property and proceeds to the extinguishment of any such obligations and to sell, enforce, collect or otherwise realize on said money, property or proceeds in accordance with applicable law.

The undersigned agrees that the Lender is not to be obligated in any manner to inquire into the powers of any Borrower, or its successors, its or their directors, officers, or agents, acting or purporting to act on its or their behalf, and any liabilities purporting to be contracted for any Borrower, or its successors, by its or their directors, officers, or agents, in the professed exercise of such powers, shall be deemed to form a part of the liabilities guaranteed hereunder even though the incurrence of such liabilities be in excess of the powers of any such Borrower, its successors, or its or their directors, officers, or agents aforesaid, or shall be in any way irregular, defective or informal.

The liability of the undersigned on this guaranty shall be immediate, absolute and continuing, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense hereto. Such liability shall not be conditional or contingent upon the pursuit by the Lender of whatever remedies it may have against the Borrowers or the Borrowers’ respective successors, executors, administrators or assigns, or the security or liens it may possess on the Borrowers’ property, and this guaranty shall be and shall be construed as being and intended to be, a continuing guaranty of the payment of any and all Obligations either made, endorsed or contracted by the Borrower, or any respective successor of any of the Borrowers, prior to the receipt by the Lender of written notice of the revocation of this guaranty by the undersigned, and of all extensions or renewals thereof in whole or in part; and notwithstanding the death of, or the revocation of this guaranty by, the undersigned guarantor, the liability of the guarantor so revoking and of the estate of the guarantor who dies shall continue as to Obligations incurred or contracted by any of the

Borrowers, or any respective successor of the Borrowers, prior to such revocation or death and as to all extensions and renewals thereof, in whole or in part.

If any payment of the Obligations is made by or for the benefit of any of the Borrowers and is repaid by the Lender to any such Borrower or any other party pursuant to any federal, state or other law, including those relating to bankruptcy, insolvency, preference or fraudulent transfer, then to the extent of such repayment, the liability of the undersigned with respect to such Obligation shall continue in full force and effect. The undersigned agrees that if the Lender gives to the undersigned written notice of the institution of any action or proceeding with respect to the Obligations, legal or otherwise between the Lender and any Borrowers, the undersigned shall be conclusively bound by the adjudication in any such legal or other proceeding, or by any judgment or award or decree entered therein.

Until such time as the Obligations have been fully and indefeasibly paid, the undersigned waives any claim or other right which the undersigned may now have or hereafter acquire against any Borrower or any other person that is primarily or contingently liable on any obligation that arises from the existence or performance of the undersigned’s obligations under this guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification.

The undersigned also waives the right to assert in any action or proceeding upon this guaranty any defense, offsets or counterclaims which the undersigned may have with respect thereto. This guaranty shall be governed by and construed and interpreted in accordance with the laws of the State of New York and all actions and proceedings arising out of or in connection therewith shall be litigated in the federal or state courts of such State or, at the Lender’s option, in any other courts as the Lender may select and the undersigned agrees that such courts are convenient forums and the undersigned submits to the personal jurisdiction of such courts. This guaranty cannot be altered or discharged orally. Notice of the acceptance of this guaranty is hereby waived.

This guaranty amends, restates, supercedes and replaces in its entirety, without a break in continuity, the February Guaranty.

The continuing liability of the undersigned hereunder is in addition to and not in limitation of the undersigned’s liability under that certain Limited Recourse Guaranty, dated July 17, 2001 executed by the undersigned in favor of the Lender.

THE UNDERSIGNED WAIVES THE RIGHT TO TRIAL BY JURY IN ALL ACTIONS BROUGHT BY OR AGAINST THE LENDER.

Notwithstanding anything to the contrary contained herein, (1) the continuing liability of the undersigned hereunder shall not exceed the sum of (a) One Million ($1,000,000) Dollars being held by Lender as cash collateral pursuant to that certain letter re: Cash Deposit dated the date hereof executed by the undersigned in favor of Lender, plus (b) interest thereon at the Default Rate from and after the date of demand hereunder, plus (c) any and all costs, expenses and reasonable fees of collection hereunder, including, without limitation, attorneys fees and expenses, and (2) the continuing liability of the undersigned hereunder shall be released effective on September 30, 2003, provided, that, (a) no Event of Default has occurred and is continuing; and (b) on September 30, 2003: (i) the Overformula Amount shall not exceed Zero ($0) Dollars; (ii) the Permitted Overformula Amount shall not exceed Zero ($0) Dollars; and (iii) the aggregate amount of outstanding Obligations under the Credit Agreement is equal to an amount less than Eighteen Million ($18,000,000) Dollars. If however, at September 30, 2003 Lender has determined in Lender’s sole and absolute discretion, that any of the foregoing conditions has not been satisfied, then the continuing liability of the undersigned hereunder shall not be terminated at that time; provided however that, if at any time after September 30, 2003, Lender determines, in its sole and absolute discretion, that each of the foregoing conditions have been satisfied (which for purposes of this proviso shall mean, with respect to the conditions set forth in subclauses (2)(b)(i), (2)(b)(ii), and (2)(b)(iii) above, that such conditions shall each be satisfied as of the same five (5) consecutive Business Day period for any such period commencing on or after September 30, 2003), then the continuing liability of the undersigned hereunder shall be terminated within five (5) days after such determination by Lender. Satisfaction of each of the foregoing conditions shall be determined by Lender, in Lender’s sole and absolute discretion in accordance with the terms and provisions of the Credit Agreement.

IN WITNESS WHEREOF, the undersigned has duly executed these presents this 31st day of March, 2003.

/s/ GREGORY FISCHBACH
Gregory Fischbach

Address:	740 Park Avenue, Apartment 17B
New York, New York 10021

STATE OF NEW YORK	)
) ss.
COUNTY OF NEW YORK	)

On this 31st day of March, 2003, before me personally came GREGORY FISCHBACH to me known and known to me to be the individual described in and who executed the foregoing instrument and acknowledged to be that he/she executed same.

/s/ MARION WEISFELNER	[Notary Seal]
Notary Public

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